                                                                   EXHIBIT 99.14



                   Certification of Periodic Financial Reports

I, Jeffrey E. Curtiss, of Service Corporation International, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 (the "Periodic Report") which this statement accompanies fully complies with the requirements of
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

         (2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Service Corporation International.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Periodic Report.

Dated: November 11, 2002



                                             /s/ Jeffrey E. Curtiss
                                             --------------------------------
                                             Jeffrey E. Curtiss
                                             Senior Vice President
                                             Chief Financial Officer and
                                             Treasurer
                                             (Principal Financial Officer)